Exhibit (h)(9)(c)
                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                 --------, 2002


Harris Trust and Savings Bank
111 West Monroe Street / 6W
Chicago, Illinois 60603

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Trust dated April 28, 2000; the Distribution Agreement between PFPC Distributors, Inc. ("PFPC-DI") and the Trust dated March 16, 2001; the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. ("PNC") and the Trust dated February 18, 1999; (each an "Agreement," and collectively, the "Agreements").

         This writing is to provide notice of the addition of a new series under the Trust: Harris Insight High Yield Bond Fund (the "New Portfolio"). The New Portfolio is to be considered a Fund under each Agreement or to Exhibit A to the Agreements, if applicable, and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. Harris shall be compensated for services rendered under each applicable Agreement as is consistent with the particular Agreement or the Fee Letter Agreement dated May 1, 1999, as amended and restated April 1, 2002, whichever is applicable.

         The Trust requests that you act in the capacity of Administrator with respect to the New Portfolio while continuing to act as Administrator with respect to the Funds named in the Agreements or to Exhibits A to the Agreements, if applicable.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                     Sincerely,

                                                     Harris Insight Funds Trust

                                                     ---------------------------
                                                     Peter P. Capaccio
                                                     President
Harris Trust and Savings Bank

Accepted:         _________________________
                  By:
                  Title:

                                    EXHIBIT A

         This Exhibit A, dated as of ----- , 2002, is Exhibit A to the Administration Agreement dated July 1, 1996 between Harris Insight Funds Trust and Harris Trust and Savings Bank.


                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                       Harris Insight High Yield Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund



                                         HARRIS INSIGHT FUNDS TRUST


                                         By:      ____________________________
                                                  Peter P. Capaccio
                                         Title:   President


                                         HARRIS TRUST AND SAVINGS BANK

                                         By:      ____________________________
                                         Title: